UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 24, 2023

Alerus Financial Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39036	45-0375407
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Demers Avenue

Grand Forks, North Dakota 58201

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (701) 795-3200

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $1.00 par value per share	ALRS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2023, Jerrod K. Hanson notified Alerus Financial Corporation (the “Company”) of his intention to resign from his positions as Chief Accounting Officer and Senior Vice President of the Company and from all of his positions with the Company’s subsidiary bank, Alerus Financial, National Association (the “Bank”), effective August 18, 2023. Mr. Hanson is leaving to pursue other opportunities and his departure is not related to any disagreement with the Company or its auditors regarding its financial disclosures or accounting matters.

Appointment of New Director of Accounting

On July 28, 2023, the Company announced that, effective August 18, 2023, Kari Koob will become the new Director of Accounting and Principal Accounting Officer of the Company. Ms. Koob, age 39, is a certified public accountant and previously served as Financial Planning and Analysis Director of the Company since September of 2022. Prior to joining the Company, Ms. Koob worked in various roles in the financial services audit team at RSM US LLP starting in 2008. Her last role at RSM was Senior Manager.

In connection with her employment, Ms. Koob will receive a compensation package that is consistent with the packages received by the Company’s other senior officers. Ms. Koob will receive an annual base salary, and she will be eligible to participate in the Company’s established short and long-term incentive bonus programs and to receive certain employee and fringe benefits that are available to the Company’s other senior officers.

There are no arrangements or understandings between Ms. Koob and any other persons pursuant to which Ms. Koob was selected as Director of Accounting of the Company, nor is the Company aware, after inquiry of Ms. Koob, of any related-party transaction or series of transactions required to be disclosed under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. Ms. Koob has engaged in ordinary banking transactions with the Bank, in the past, including loans that were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company or the Bank and did not involve more than the normal risk of collectability or present other unfavorable features. There are no family relationships between Ms. Koob and any director or executive officer of the Company.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SignatureS

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2023	Alerus Financial Corporation

	By:	/s/ Katie A. Lorenson
	Name:	Katie A. Lorenson
	Title:	President and Chief Executive Officer